13962 Park Center Road, Herndon, VA  20171;
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For company information contact:  Tim Clemensen at 212-843-9337 or tclemensen@rubensteinir.com.
For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Receives NASDAQ Notice

Herndon, VA—January 6, 2010 — SteelCloud, Inc. (Nasdaq: SCLD), a leading integrator of mobility computing appliance solutions, today announced that on January 5, 2010, the Company was notified by The Nasdaq Stock Market (Nasdaq) that the Nasdaq Hearings Panel has determined to delist the Company’s securities from Nasdaq and trading in the Company’s securities will be suspended effective as of the open of trading on Thursday, January 7, 2010.  As previously reported by the Company on October 8, 2009, the Nasdaq Hearing Panel had given the Company until January 4, 2010, the full extent of the Panel’s authority, to evidence at least $2.5M of stockholders’ equity.

“Although I have communicated that it was the Company’s intention to take reasonable steps to keep our Nasdaq listing, moving to the over the counter will save us money in fees and regulatory expenses,” said Brian Hajost, SteelCloud’s President and CEO.  “Unfortunately, FINRA’s approval process, which began shortly after our shareholder meeting in October, was not concluded until the last week in December, causing us to miss our expected financing window.  With FINRA’s verbal no objection, we intend to proceed with the offering pursuant to the registration statement on Form S-1 which we filed with the SEC on April 22, 2009 and have subsequently amended.  We expect to file the final amendment to our S-1 with the SEC shortly after the scheduled release of our fiscal 2009 results at the end of this month.”

While the Company’s shares will be quoted on the Pink Sheets on Thursday morning, the Company has begun the process of having its common stock quoted on the Over-the-Counter Bulletin Board market and does not expect any significant delays in obtaining such quotation.

The foregoing description of the registration statement on Form S-1 is included only for informational purposes in connection with this Press Release and does not constitute an offer to sell or a solicitation of an offer to buy any securities of SteelCloud.  SteelCloud cannot offer any assurance that any financing will be completed, and, accordingly, cannot be certain that it will receive any amount of proceeds from such financing.  Additionally, SteelCloud cannot offer any assurance that its securities will be quoted on the OTCBB, or, even if quoted, that there will be a public market for such securities.

About SteelCloud

SteelCloud is a developer of mobility computing appliance solutions.  SteelCloud designs and architects specialized appliance solutions for mobile computing technologies including BlackBerry® Enterprise Server.  SteelCloud delivers integrated hardware/software appliance solutions, to commercial and government enterprises that focus on ease of deployment, policy compliance, and high availability.  Additionally, SteelCloud distributes BlackBerry software licensing to companies worldwide that provided BlackBerry hosting services.  Over its 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction.  SteelCloud can be reached at (703) 674-5500.  Additional information is available at www.steelcloud.com.  Email: info@steelcloud.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by SteelCloud’s management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: availability of financing in the near term; ability to obtain listing for SteelCloud’s securities on the Over-the-Counter Bulletin Board; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; and availability of qualified personnel; and the risk factors set forth from time to time in the reports SteelCloud files with the Securities and Exchange Commission. SteelCloud takes no obligation to update or correct forward-looking statements.